Exhibit 99.1

BioTime Reports Results of Clinical Safety Trial of Renevia™

  Renevia™ Appears Safe And Well Tolerated With No Serious Unexpected Adverse Events Observed During The Trial Period
  Manufacturing and Biocompatibility Information Submitted in a Device Master File to FDA

ALAMEDA, Calif.--(BUSINESS WIRE)--January 13, 2014--BioTime, Inc. (NYSE MKT: BTX) today announced the completion of a safety trial evaluating Renevia™, a proprietary injectable matrix designed to facilitate the stable engraftment of transplanted cells, and the results of that study.

The ten healthy volunteers each received one subcutaneous injection of Renevia™ without cells (Renevia™-01 safety study). The primary objective of the trial was to determine the safety and tolerability of Renevia™ as determined by post-treatment patient monitoring for adverse reactions. Examinations of the subjects during the trial period have shown that Renevia™ was well tolerated by all subjects with no serious adverse events or subject withdrawals.

The Renevia™-01 safety study was completed on November 4, 2013 and a four week follow-up procedure evaluating the trial subjects has been completed. The trial was conducted at The Stem Center (www.stem-center.com) in Palma de Mallorca, Spain, located within the hospital Clinica USP Palmaplanas in Palma. The Medical Director of the Center and the Principal Investigator of this study is Dr. Ramon Llull, MD, PhD, a leading expert on advanced regenerative therapies based on adipose cell technology. A clinical study report is being drafted for submission to the local ethics committee and Spanish National Regulatory Authorities.

The protocol for a pivotal clinical study (Renevia-02) is under development and submission to Spanish regulatory authorities is planned for the first quarter of 2014. This latter clinical study is intended to document the efficacy of Renevia™ as a delivery matrix for adipose cells to restore normal skin contours in patients where the subcutaneous adipose tissue has been lost to lipoatrophy, specifically HIV-related facial lipoatrophy. Lipoatrophy is a localized loss of fat beneath the skin and is often a consequence of the normal aging process, but lipoatrophy can also be associated with trauma, surgery, and specific diseases. For example, lipoatrophy is a frequent disorder experienced by HIV patients being treated with antiviral drugs. According to published estimates, at least several hundred thousand patients in Europe, and a similar number in the U.S., are affected by lipoatrophy and related conditions such as lipodystrophy. These patients have very limited treatment options and these conditions therefore represent a significant unmet medical need. The Renevia-02 study will be conducted at The Stem Center in Mallorca with Dr. Ramon Llull as its principal investigator. BioTime’s plans to proceed with the Renevia-02 pivotal clinical trial subject to obtaining required regulatory and institutional approvals.

Renevia™ is manufactured in the US in compliance with cGMP requirements and has been tested pursuant to ISO 10993 standards for implantable medical devices and shown to be biocompatible without adverse effects in animal studies. BioTime has submitted a Device Master File (called an MAF) to the United States Food and Drug Administration with the details of the manufacturing, testing, and biocompatibility of the HyStem® hydrogels, of which Renevia™ is one version. The MAF was filed in order to allow the FDA to easily access the manufacturing and biocompatibility information to support any future clinical studies that third party investigators may elect to initiate for their cell or drug products utilizing HyStem® hydrogels.

About Renevia™

Renevia™ is a member of BioTime’s HyStem® family of hydrogels. These unique biomaterials are designed as matrices and scaffolds for tissue engineering and regenerative medicine applications. HyStem® hydrogels are distributed and sold worldwide by BioTime and its distributors for pre-clinical research. Clinical grade hydrogels are also available to support translational research and investigator initiated clinical studies. BioTime’s HyStem® technology is covered by two issued US patents with applications pending in the EU, Canada, Japan, and Australia. A video of Dr. William Tew discussing HyStem® product development is available on BioTime’s website.

About BioTime, Inc.

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem™ progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

• Asterias Biotherapeutics, Inc. is a new subsidiary which has acquired the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.

• OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.

• Cell Cure Neurosciences Ltd. (“Cell Cure Neurosciences”) is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.

• LifeMap Sciences, Inc. (“LifeMap Sciences”) markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database.

• ES Cell International Pte Ltd., a Singapore private limited company, developed clinical and research grade hES cell lines and may plans to market those cell lines and other BioTime research products in over-seas markets as part of BioTime’s ESI BIO Division.

• BioTime Asia, Limited, a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.

• OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.

• ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

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Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Lesley Stolz, PhD, 510-521-3390, ext 367
Executive Vice President, Corporate Development
lstolz@biotimemail.com
or
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com